Audit . Tax . Advisory Grant Thornton LLP 2001 Market Street, Suite 3100 Philadelphia, PA 19103-7080 T 215.561.4200 F 215.561.1066 www.GrantThornton.com

March 22, 2013

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re:	Sandy Spring Bancorp, Inc.

File No. 000-19065

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Sandy Spring Bancorp, Inc. dated March 22, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP